                              JAVA CENTRALE, INC.

                  COMPUTATION OF NET LOSS PER COMMON SHARE          EXHIBIT 11


                                                   For the Year Ended March 31,

                                                 1997          1996          1995
                                             -----------   -----------   -----------
Weighted average number
   of common shares outstanding               11,540,800     6,526,377     4,488,532
                                             -----------   -----------   -----------
                                             -----------   -----------   -----------

Net Loss                                     $(5,326,192)  $(3,966,426)  $(1,894,183)
Preferred stock dividend requirement                   -             -             -
Series A Preferred dividend requirement                -             -             -
Series B Preferred dividend requirement                -             -             -
                                             -----------   -----------   -----------
Adjusted net loss-common shareholders        $(5,326,192)  $(3,966,426)  $(1,894,183)
                                             -----------   -----------   -----------
                                             -----------   -----------   -----------
Net loss per weighted average
   eqivalent common share outstanding (2)          $(.46)        $(.61)        $(.42)
                                             -----------   -----------   -----------
                                             -----------   -----------   -----------

                                                    Share months outstanding
                                                               1996          1995
                                             -----------   -----------   -----------
Calculation of weighted average shares
   outstanding (2)
   Balance at beginning of period
   March 5, 1992 - 2,500,000 shares
   March 3, 1994 - 2,591,820 shares          31,101,840     31,101,840    31,101,840
   May 10, 1994 -  1,875,000 shares          22,500,000     22,500,000    20,118,750
   May 19, 1994 -  250,000 shares             3,000,000      3,000,000     2,601,794
   March 30, 1995 - 600,000 shares            7,200,000      7,200,000        40,000
   July 7, 1995 - 83,594 shares               1,003,128        736,548
   August 28, 1995 - 403,000 shares           4,836,000      2,861,844
   August 30, 1995 - 100,000 shares           1,200,000        703,560
   September 8, 1995 - 124,567 shares         1,494,804        839,544
   September 12, 1995 - 250,000 shares        3,000,000      1,652,052
   September 20, 1995 - 326,000 shares        3,912,000      2,068,536
   September 27, 1995 - 95,000 shares         1,140,000        580,932
   October 19, 1995 - 5,834 shares               70,008         31,452
   October 25, 1995 - 20,000 shares             240,000        103,896
   November 8, 1995 - 300,000 shares          3,600,000      1,420,272
   December 17, 1995 - 302,083 shares         3,624,996      1,042,824
   January 4, 1996 - 426,609 shares           5,119,308      1,220,208
   January 17, 1996 - 505,926 shares          6,071,112      1,230,864
   March 20, 1996 - 40,000 shares               480,000         14,460
   March 30, 1996 - 234,000 shares            2,808,000          7,692
   March 31, 1996 - 154 shares                    1,848
   April 24, 1996 - 83,723 shares               938,615
   May 21, 1996 - 221,071 shares              2,282,180
   May 23, 1996 - 221,071 shares              2,267,643
   May 28, 1996 - 124,378 shares              1,255,366
   May 31, 1996 - 2,105 shares                   21,038
   June 13, 1996 - 68,376 shares                654,162
   June 18, 1996 - 271,001 shares             2,548,152
   June 20, 1996 - 67,919 shares                634,159
   June 20, 1996 - 133,200 shares             1,243,687
   June 26, 1996 - 132,334 shares             1,209,497
   July 3, 1996 - 224,215 shares              1,997,664


                                JAVA CENTRALE, INC.

                     COMPUTATION OF NET LOSS PER COMMON SHARE       EXHIBIT 11


                                                    For the Year Ended March 31,

                                                 1997            1996            1995
                                            ------------    -------------    -------------
Weighted average number
     of common shares outstanding            11,540,800       6,526,377         4,488,532
                                            ------------    -------------    -------------
                                            ------------    -------------    -------------

Net Loss                                   $ (5,326,192)   $ (3,966,426)     $ (1,894,183)
Preferred stock dividend requirement                   -               -                -
Series A Preferred dividend requirement                -               -                -
Series B Preferred dividend requirement                -               -                -
                                            ------------    -------------    -------------

Adjusted net loss-common shareholders      $ (5,326,192)   $ (3,966,426)     $ (1,894,183)
                                            ------------    -------------    -------------
                                            ------------    -------------    -------------

Net Loss per weighted average
     equivalent common share
     outstanding (2)                              $(.46)          $(.61)            $(.42)
                                            ------------    -------------    -------------
                                            ------------    -------------    -------------

                                                       Share months outstanding
                                                                1996             1995
                                            ------------    -------------    -------------

Calculation of weighted average shares
     outstanding (2) Continued

     August 2, 1996 - 481,348 shares          3,813,859
     August 2, 1996 - 18,652 shares             147,785
     August 5, 1996 - 213,675 shares          1,671,934
     August 19, 1996 - 159,335 shares         1,173,404
     August 19, 1996 - 157,791 shares         1,162,033
     September 12, 1996 - 250,000 shares      1,643,836
     October 2, 1996 - 769,231 shares         4,552,162
     October 2, 1996 - 769,231 shares         4,552,162
     November 14, 1996 - 360,239 shares       1,622,556
     January 28, 1997 - 196,399 shares          400,331
     February 27, 1997 - 200,000 shares         210,411
     March 4, 1997 - 10,000 shares                8,877
     March 6, 1997 - 16,667 shares               13,699
     March 18, 1997 - 93,644 shares              40,023
     March 19, 1997 - 54,054 shares              21,325

Options outstanding                                  (1)             (1)               (1)
Series B redeemable Preferred Stock                   -               -                 -
Warrants outstanding                                 (1)             (1)               (1)
                                            ------------    -------------    -------------
     Total                                  138,489,604      78,316,524        53,862,384
                                            ------------    -------------    -------------
                                            ------------    -------------    -------------

Weighted average number
     of common shares outstanding            11,540,800       6,526,377         4,488,532
                                            ------------    -------------    -------------
                                            ------------    -------------    -------------


(1) Not calculated as anti-dilutive.
(2) All share and per share data have been retroactively restated to reflect the 2.5 to 1 stock split.
(3) Shares issued on May 10, 1994 and May 19, 1994 have been restated to reflect the 25% stock dividend.